ASSUMPTION OF LIABILITIES
                        _________________________

       THIS ASSUMPTION OF LIABILITIES is made this 26th day of June, 1997 by and between Magic Box, Inc., a Florida corporation ("Seller"), and Pomeroy Computer Resources,Inc., a Delaware corporation ("Purchaser").

       WHEREAS, pursuant to an Asset Purchase Agreement dated May 30, 1997 (the "Agreement") by, between and among Purchaser, Seller, and Israel Fintz, M. Ronald Krongold, Marvin Rosen and Allison Sokol, Purchaser has agreed to assume certain obligations of Seller;

       NOW, THEREFORE, pursuant to the Agreement and in consideration of the premises, and for good and valuable consideration, the receipt of which is hereby acknowledged;

    1.  Assumption of Liabilities of Seller

    Purchaser hereby accepts, assumes and agrees to pay and perform the obligations of Seller as set forth on Exhibit "1" attached hereto and made a part hereof. Purchaser agrees to indemnify and hold Seller harmless from any liability with respect to such assumed obligations.

    2.  Excluded Liabilities

       Notwithstanding anything to the contrary in the Agreement or in this Assumption of Liabilities, Purchaser shall not assume or be liable for any liabilities of Seller not listed on Exhibit "1" attached hereto and made part hereof.

    3.  The Agreement

    Nothing contained in this Assumption of Liabilities shall be deemed to supersede, restrict, impair, diminish, enlarge or expand in any respect any of the obligations, agreements, covenants or warranties of Seller or Purchaser contained in the Agreement, including Purchaser's obligation to indemnify Seller and its Shareholders from Assumed Liabilities and Seller's and Shareholders' obligation to indemnify Purchaser for Excluded Liabilities to the extent set forth in the Agreement. All terms used in this Assumption of Liabilities shall have the meaning defined in the Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Assumption of
   Liabilities to be executed in their names on the date first above written.

                            SELLER:

                            MAGIC BOX, INC., a Florida corporation


                            By: __________________________________

                            PURCHASER:

                            POMEROY COMPUTER RESOURCES, INC.,
                            a Delaware corporation


                            By: __________________________________






STATE OF FLORIDA
COUNTY OF DADE, ss:

    The foregoing instrument was acknowledged before me this ________ day of ______________, 1997 by _______________________, the _______________ of
     Magic Box, Inc., a Florida corporation, on behalf of the corporation.


                            _____________________________________
    NOTARY PUBLIC



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STATE OF OHIO
COUNTY OF HAMILTON, ss:

    The foregoing instrument was acknowledged before me this _______ day of _____________, 1997 by ________________________, the __________________
 of Pomeroy Computer Resources Inc., a Delaware corporation, on behalf of the corporation.


                            _____________________________________
    NOTARY PUBLIC


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  EXHIBIT "1"

    ASSUMED LIABILITIES OF
    MAGIC BOX, INC.


1. Seller's obligation to IBM Credit Corporation under a certain working capital credit line which provides for a maximum principal amount of $1,050,000.00, the outstanding amount of which is $501,301.09 as of the execution of this Agreement, and the outstanding amount of which will be subject to the satisfaction of the expected Net Assets Amount pursuant to the terms of the Agreement.

2. Seller's obligation to Deutsche Financial Services, Inc. under a certain inventory credit account which allows for up to a maximum of $350,000.00, the outstanding balance of which is $213,307.46 as of the execution of this Agreement, and the outstanding amount of which will be subject to the satisfaction of the expected Net Assets Amount pursuant to the terms of the Agreement.

3. All of the trade accounts payable, accrued expenses, accrued payroll, accrued payroll taxes, accrued sales taxes, accrued pension contributions
(if any) and accrued vacation to non-stockholders and non-officers of Seller, and capital lease and unearned service and other contracts of the Seller relating to the Business, of the same or similar nature as such items are set forth on the disclosure schedule attached to the Agreement, the Pro Forma Balance Sheet and the Financial Statements, as such terms are defined in the Agreement, or any notes thereto, including but not limited to any such items incurred in the ordinary course of business from the date of the June 15th Pro Forma Balance Sheet to the Closing Date.

4. Such other liabilities, to the extent they are assumable, under contracts, leases or agreements of the Seller, as set forth as an Assumed Liability on the Disclosure Schedule attached to the Agreement.

5. In no event shall the liabilities assumed by Purchaser include the Excluded Liabilities set forth in Section 3.3 of the Agreement, but in all events shall include the Assumed Liabilities as defined in the Agreement.

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